Exhibit 10.1

$350,000,000

SUNRUN INC.

0% Convertible Senior Notes due 2026

PURCHASE AGREEMENT

January 25, 2021

CREDIT SUISSE SECURITIES (USA) LLC

MORGAN STANLEY & CO. LLC

As Representatives of the Several Purchasers,

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010-3629

c/o	Morgan Stanley & Co. LLC

1585 Broadway,

New York, New York 10036

Ladies and Gentlemen:

1. Introductory. Sunrun Inc., a Delaware corporation (“Company”), agrees with Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several initial purchasers named in Schedule A hereto (“Purchasers”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers $350,000,000 aggregate principal amount of its 0% Convertible Senior Notes due 2026 (the “Firm Securities”) and also proposes to grant to the Purchasers an option to purchase up to an additional $50,000,000 aggregate principal amount of its 0% Convertible Senior Notes due 2026 (the “Option Securities”), to be issued under an indenture, dated as of the Closing Date (“Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Firm Securities and the Option Securities which the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities.” The Offered Securities will be convertible into cash, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or a combination of cash and Common Stock, at the Company’s election, on the terms, and subject to the conditions, set forth in the Indenture.

On October 8, 2020, the Company acquired the total outstanding equity interests and assets of Vivint Solar, Inc., a Delaware corporation (“Vivint”), pursuant to an Agreement and Plan of Merger dated as of July 6, 2020 by and among the Company, Vivint and Viking Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

In connection with the offering of the Firm Securities, the Company is separately entering into capped call transactions with one or more of the Purchasers or their respective affiliates and/or other financial institutions (each a “Capped Call Counterparty” and collectively the “Capped Call Counterparties”), pursuant to one or more capped call confirmations (each a “Base Capped Call Confirmation”), each dated the date hereof, and in connection with the issuance of any Option Securities, the Company and each Capped Call Counterparty may enter into additional capped call transactions, in each case pursuant to an additional capped call confirmation (each an “Additional Capped Call Confirmation”), each to be dated the date on which the option granted to the Purchasers to purchase such Option Securities pursuant to Section 3 hereof is exercised (the Additional Capped Call Confirmations, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

(a) Offering Circulars; Certain Defined Terms. The Company has prepared or will prepare the Preliminary Offering Circular and the Final Offering Circular.

For purposes of this Agreement:

“Additional Closing Date” has the meaning set forth in Section 3 hereof.

“Applicable Time” means [•] P.M. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (including exhibits to the extent incorporated by reference as set forth below) filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof and which are incorporated by reference in the Preliminary Offering Circular, the Final Offering Circular or any Free Writing Communication, as applicable.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement), including the Exchange Act Reports and any other information incorporated by reference therein.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular, including the Exchange Act Reports.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information which is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule B hereto.

“General Solicitation Communication” shall have the meaning set forth in Section 2 herein.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Permitted General Solicitation Communication” shall have the meaning set forth in Section 2 herein.

“Preliminary Offering Circular” means the preliminary offering circular, dated January 25, 2021, relating to the Offered Securities to be offered by the Purchasers, including the Exchange Act Reports and any other information incorporated by reference therein.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The Nasdaq Stock Market LLC.

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, any Issuer Free Writing Communication listed on Schedule C hereto.

“Underlying Shares” shall mean shares of the Common Stock into which the Offered Securities are convertible.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b) Disclosure. As of its date, the Final Offering Circular does not, and as of the Closing Date and any Additional Closing Date, as the case may be, the Final Offering Circular will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, the Closing Date and any Additional Closing Date, as the case may be, neither (i) the General Disclosure Package, (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, nor (iii) any General Solicitation Communication, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package, any General Solicitation Communication or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Exchange Act Reports which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act and incorporated by reference in the Preliminary Offering Circular or the Final Offering Circular do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder.

(c) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(d) Subsidiaries. Each subsidiary of the Company has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization (to the extent such concepts are applicable under such laws), with the power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular; and each subsidiary of the Company is duly qualified to do business as a foreign entity or corporation and is in good standing (where such concept exists) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (to the extent such concepts are applicable under such laws); and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except to the extent such liens, encumbrances and defects would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) Indenture. The Indenture has been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date or any Additional Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform to the description thereof contained in the General Disclosure Package, the Final Offering Circular and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits provided by the Indenture.

(f) Offered Securities. When the Offered Securities are delivered and paid for in accordance with this Agreement on the Closing Date and any Additional Closing Date, such Offered Securities will be convertible into the Underlying Shares in accordance with the terms of the Indenture and the Offered Securities; the maximum number of Underlying Shares initially issuable upon conversion of such Offered Securities, including the maximum number of additional shares of Common Stock by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change or Optional Redemption (as each such term is defined in the Indenture) and assuming (x) a single holder of Offered Securities converted all of the Offered Securities, (y) the Company elects, upon such conversion of the Offered Securities, to deliver solely shares of Common Stock, other than cash in lieu of any fractional shares, in settlement of such conversion and (z) the Purchasers exercise their option to purchase the Option Securities in full (the “Conversion Shares”), have been duly authorized and reserved for issuance upon such conversion, and when issued upon conversion of the Offered Securities in accordance with the terms of the Indenture and the Offered Securities, will conform in all material respects to the description of the Underlying Shares contained in the General Disclosure Package and the Final Offering Circular; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and when the Underlying Shares have been issued upon conversion of the Offered Securities in accordance with the terms of the Indenture and the Offered Securities, the Underlying Shares will be, validly issued, fully paid and non-assessable; the stockholders of the Company have no preemptive rights with respect to the issuance by the Company of the Offered Securities or the Underlying Shares, and none of the outstanding shares of capital stock of the Company have been issued by the Company in violation of any preemptive or similar rights of any security holder.

(g) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(h) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for (i) the execution, delivery and performance by the Company of its obligations under the Offered Securities (including the issuance of any Underlying Shares upon conversion thereof), the Indenture, each Capped Call Confirmation and this Agreement (collectively, the “Transaction Documents”), (ii) the consummation of the transactions contemplated by the Transaction Documents in connection with the offering, (iii) the issuance and sale of the Offered Securities and Underlying Shares by the Company, or (iv) the consummation by the Company of any of the other transactions contemplated by the Transaction Documents, in each case, except (A) such as have been obtained or made on or prior to the date hereof or (B) such as may be required under state securities laws.

(i) Title to Property. Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries have good and marketable title to all real properties and all other tangible properties and tangible assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except (i) as disclosed in the General Disclosure Package and the Final Offering Circular or (ii) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would reasonably be expected to interfere with the use made or to be made thereof by them, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(j) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of each of the Transaction Documents and the issuance and sale of the Offered Securities (including the issuance of any Underlying Shares upon conversion thereof) and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, for the purposes of clauses (ii) and (iii), any breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(k) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(l) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) Authorization of Capped Call Confirmations. The Base Capped Call Confirmations have been duly authorized, executed and delivered by the Company and are enforceable against the Company in accordance with their terms, and any Additional Capped Call Confirmations will, on or prior to the date such Additional Capped Call Confirmations are entered into, have been duly authorized, executed and delivered by the Company and each will be enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(n) Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Offering Circular to be conducted by them, have not received any notice of proceedings relating to the revocation or modification of any Licenses, do not have any reason to believe that any such License will not be renewed in the ordinary course and are not in violation of, or in default under, any such License; except in each case such that, if determined adversely to the Company or any of its subsidiaries, the events would individually or in the aggregate have a Material Adverse Effect.

(o) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(p) Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, sufficient rights to use all trademarks, service marks, trade names, trade dress (including all goodwill associated with the foregoing), domain names, patent rights, copyrights, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property or proprietary rights and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted. To the knowledge of the Company, the conduct of the business of the Company and its subsidiaries has not infringed, misappropriated or otherwise violated the Intellectual Property Rights of others in any material respect, and the conduct of the business of the Company and its subsidiaries as proposed in the General Disclosure Package or the Final Offering Circular to be conducted by them will not infringe, misappropriate or otherwise violate the Intellectual Property Rights of others in any material respect. Except as disclosed in the General Disclosure Package and the Final Offering Circular or as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, (i) there are no rights of third parties to any of the Intellectual Property Rights owned or purported to be owned by the Company or its subsidiaries (other than Intellectual Property Rights licensed by the Company to customers or partners in the ordinary course of business); (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the Company’s or any of its subsidiaries’ rights in or to, or alleging the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope of any Intellectual Property Rights of the Company or any of its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by any third party alleging that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights of any third party and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used or held for use by the Company or any of its subsidiaries in their businesses has been obtained or is being used or held for use by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or in violation of any rights of any third party.

(q) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Offering Circular, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(r) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Certain U.S. Federal Income Tax Considerations” and “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects and are fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown pursuant to the Securities Act and the Rules and Regulations thereunder.

(s) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; provided, however, that no representation is made with regard to any actions of the Purchasers.

(t) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in each of the General Disclosure Package and the Final Offering Circular is based on or derived from sources that the Company believes to be reliable and accurate.

(u) Internal Controls and Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to materially comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Circular fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the General Disclosure Package and the Final Offering Circular, since the end of the period covered by the latest audited financial statements of the Company included in the General Disclosure Package, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(v) Litigation. Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no pending actions, suits or proceedings (including, to the Company’s knowledge, any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(w) Independent Accountants. Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries and Vivint and its subsidiaries, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(x) Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Final Offering Circular, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and the consolidated statements of operations, comprehensive (loss) income and redeemable noncontrolling interests and stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments), and such financial statements have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with GAAP applied on a consistent basis (except for such adjustments to accounting standards and practices as are noted therein and except in the case of unaudited financial statements to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved, and the other financial and statistical data with respect to the Company and its subsidiaries contained or incorporated by reference in the General Disclosure Package and the Final Offering Circular are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. The consolidated financial statements of Vivint included or incorporated by reference in the General Disclosure Package and the Final Offering Circular, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of Vivint and its consolidated subsidiaries as of the dates shown and the consolidated statements of operations, comprehensive (loss) income and redeemable noncontrolling interests and stockholders’ equity and cash flows of Vivint and its consolidated subsidiaries for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments), and such financial statements have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with GAAP applied on a consistent basis (except for such adjustments to accounting standards and practices as are noted therein and except in the case of unaudited financial statements to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to Vivint and its subsidiaries contained or incorporated by reference in the General Disclosure Package and the Final Offering Circular are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of Vivint. The pro forma combined condensed statement of earnings of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Offering Circular present fairly in all material respects the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented in all material respects on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The Company and its subsidiaries (including Vivint) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the General Disclosure Package and the Final Offering Circular.

(y) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Offering Circular, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and except as disclosed in or contemplated by the General Disclosure Package and the Final Offering Circular, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(z) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities, the transactions contemplated by the Capped Call Confirmations and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Circular, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa) Ratings. There are no debt securities or preferred stock of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(bb) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(cc) Tax Equity Funding. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no fund investor has withdrawn its tax equity commitments or, to the knowledge of the Company, indicated an unwillingness or inability to fund its tax equity commitments.

(dd) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as the Company believes are prudent and customary for the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been unable to obtain insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Offering Circular.

(ee) Anti-Corruption. Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ff) Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(hh) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(ii) No Registration. The offer and sale of the Offered Securities by the Company to the several Purchasers and the initial resale of the Offered Securities by the several Purchasers in the manner contemplated by the Final Offering Circular will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended. Upon any qualification of the Indenture under the Trust Indenture Act, the Indenture will comply in all material respects with the requirements of the Trust Indenture Act.

(jj) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has (i) within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) offered or will offer or sell the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) (any such communication constituting a form of general solicitation or general advertising, is referred to herein as a “General Solicitation Communication”), other than General Solicitation Communications listed on Schedule B hereto or those made with the prior written consent of the Representatives (a “Permitted General Solicitation Communication”). The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(kk) Reporting Status. The Company is subject to Section 13 or 15(d) of the Exchange Act.

(ll) Information Technology. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, nor any incidents under internal review or investigations relating to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(mm) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Circular fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, (a) the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof plus accrued interest, if any, from January 28, 2021 to the Closing Date, the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Option Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 3, that portion of the aggregate principal amount of the Option Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractions of $1,000), determined by multiplying such aggregate principal amount of Option Securities by a fraction, the numerator of which is the aggregate principal amount of Firm Securities that such Purchaser is purchasing as set forth opposite the name of such Purchaser in Schedule A hereto and the denominator of which is the aggregate principal amount of Firm Securities that all of the Purchasers are purchasing hereunder.

The Company hereby grants to the Purchasers the right to purchase at their election up to $50,000,000 aggregate principal amount of Option Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 3 to the extent that the Purchasers sell in excess of the aggregate principal amount of Firm Securities. Any such election to purchase Option Securities may be exercised by written notice from the Representatives on behalf of the Purchasers to the Company, given within a period of 13 calendar days after the date of this Agreement, for delivery of such Option Securities on an Additional Closing Date, setting forth the aggregate principal amount of the Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than one or later than 10 business days (as defined below) after the date of such notice; provided that any Additional Closing Date must occur on or before the 13th calendar day from, and including, the Closing Date.

The Company will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Purchasers in a form reasonably acceptable to the Representatives against payment of the purchase price by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell, LLP, 1600 El Camino Real, Menlo Park, California 94025. The time and date of such delivery and payment shall be, with respect to the Firm Securities, at 10:00 a.m., New York time, on January 28, 2021, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine. The time and date of such delivery and payment shall be, with respect to the Option Securities, 10:00 a.m., New York time, on the date specified in the written notice given by the Representatives of the Purchasers’ election to purchase such Option Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities are herein called the “Closing Date,” such time and date for delivery of the Option Securities, if not the Closing Date, are herein called the “Additional Closing Date.” The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date, with respect to the Firm Securities, and at least 24 hours prior to any Additional Closing Date, with respect to the Option Securities.

4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act and it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 144A under the Securities Act. Accordingly, such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Rule 144A under the Securities Act.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of General Solicitation Communication, other than a permitted communication listed on Schedule B. Each Purchaser severally agrees, with respect to the initial resales made by such Purchaser in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder.

5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a) Amendments and Supplements to Offering Circulars. The Company will promptly advise the Representatives of any proposal to amend or supplement the Preliminary Offering Circular or Final Offering Circular and will not effect any such amendment or supplement to which the Representatives reasonably object; provided that the Company may effect any such amendment or supplement constituting a filing under the Exchange Act that, in the opinion of counsel, is required by law. If, at any time prior to the completion of the initial resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package, any Supplemental Marketing Material or any General Solicitation Communication, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representatives of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and to any dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Circulars. The Company will furnish to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Representatives and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A under the Securities Act in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the holders or prospective purchasers of the Offered Securities all such documents.

(c) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the initial resale of the Offered Securities by the Purchasers; provided that, in connection therewith, the Company will not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or subject itself to taxation for doing business in any jurisdiction in which it is not otherwise so subject.

(d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish, upon request, to the Representatives and to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish, upon request, to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; provided that if the Representatives request nonpublic confidential information, the Company shall only be required to provide the Representatives with such information if the Representatives enter into a customary confidentiality agreement with the Company with respect thereto. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Representatives or the Purchasers.

(e) Transfer Restrictions. At any time when any Offered Securities are deemed “restricted securities” under Rule 144, the Company will inform the Representatives, each of the other Purchasers and, upon request, any holder of Offered Securities if any event has occurred that would result in additional interest being payable on such Offered Securities under the terms of the Indenture as a result of such securities not being “freely tradable” (as defined in the Indenture).

(f) No Resales by Affiliates. The Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(g) Investment Company. During the period of one year after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) Payment of Expenses. The Company will pay all expenses incidental to the performance of its obligations under the Transaction Documents, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of the Transaction Documents, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including the reasonable and documented fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the preparation and printing of memoranda relating thereto; provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Purchasers pursuant to this clause (iv) shall not exceed $10,000; (v) any fees charged by investment rating agencies for the rating of the Offered Securities; (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers; (vii) any stamp or transfer taxes in connection with the original sale and issuance of the Offered Securities; and (viii) the cost of listing the Conversion Shares in accordance with the rules of The Nasdaq Stock Market LLC. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company. Notwithstanding the foregoing, it is understood that, except as otherwise provided in this Agreement (including without limitation clause (iv) above, Section 8 and Section 10), the Purchasers shall pay all of their own costs and expenses, including fees and disbursements of their counsel, and all travel, lodging and other expenses of the Purchasers or any of their employees incurred by them in connection with the offering of Offered Securities.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j) Absence of Manipulation. In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the initial resale of the Offered Securities, which notice shall be provided as promptly as reasonably practicable upon such completion, neither the Company nor any of its affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) Restriction on Sale of Securities. For the period of 60 days after the date hereof, the Company will not, directly or indirectly, take any of the following actions with respect to shares of its Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (“Lock-Up Securities”): a) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities; b) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities; c) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities; d) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or e) confidentially submit or file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) the issuance by the Company of the Offered Securities to be sold hereunder or any Underlying Shares issued upon conversion thereof; (B) the entry into the Capped Call Confirmations and the Company’s performance thereunder; (C) the issuance by the Company of Lock-Up Securities upon the exercise or vesting of an option or restricted stock unit or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the General Disclosure Package or Final Offering Circular, (D) the issuance, grant or award by the Company of Lock-Up Securities pursuant to the Company’s stock plans, equity incentive plans, employee stock purchase plans that are described in the General Disclosure Package or Final Offering Circular, (E) the issuance by the Company of Lock-Up Securities in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such Lock-Up Securities pursuant to any such agreement, or (ii) the Company’s joint ventures, equipment leasing arrangements, debt financings, commercial relationships and other strategic transactions, provided that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (E) shall not exceed 10% of the total number of shares of Common Stock outstanding immediately following the issuance of the Firm Securities on the Closing Date, or (F) the filing of any registration statement (i) on Form S-8 relating to Lock-Up Securities granted or to be granted pursuant to the Company’s stock plans, equity incentive plans or employee stock purchase plans that are described in the General Disclosure Package or Final Offering Circular or any assumed employee benefit plan contemplated by clause (E) or (ii) after 30 days from the date of this Agreement, relating to Lock-Up Securities issued or to be issued by the Company pursuant to a definitive agreement of the type described in clause (E)(i); and provided further, that in the case of clause (E), (i) each recipient of such Lock-Up Securities shall execute and deliver to you, on or prior to the issuance of such Lock-Up Securities, a lock-up agreement substantially to the effect set forth in Exhibit A hereto and (ii) the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such Lock-Up Securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives; provided, however, that after 30 days from the date of this Agreement, the restrictions and limitations contained in the immediately preceding proviso shall not apply to the issuance by the Company of

Lock-Up Securities with an aggregate market value of up to $100,000,000 pursuant to a definitive agreement of the type described in clause (E)(i), with the value of any such Lock-Up Securities issued to be determined as of the date of the Company’s entry into such definitive agreement. Notwithstanding the foregoing, the Company will not at any time directly or indirectly, take any action referred to in clauses (A) through (F) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities by the Company to the several Purchasers.

(l) Reservation of Conversion Shares. The Company will reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the number of Conversion Shares for the purpose of enabling the Company to satisfy all obligations to issue any Underlying Shares upon conversion of the Offered Securities. The Company will use its best efforts to effect and maintain the listing of the Conversion Shares on the Nasdaq Global Select Market.

6. Free Writing Communications.

(a) Issuer Free Writing Communications. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute (i) an Issuer Free Writing Communication or (ii) a General Solicitation Communication other than a Permitted General Solicitation Communication.

(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Final Offering Circular, including by means of a pricing term sheet in the form of Exhibit B hereto; or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date or the Option Securities on any Additional Closing Date, as the case may be, will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date or any Additional Closing Date, as the case may be), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date or any Additional Closing Date, as the case may be, in form and substance satisfactory to the Purchasers, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type or identity included in accountant’s comfort letters to underwriters with respect to the financial statements and certain financial information of the Company and Vivint included or incorporated by reference into the General Disclosure Package and the Final Offering Circular (except that, in any letter dated the Closing Date or any Additional Closing Date, the specified date referred to therein shall be a date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be).

(b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, or properties of the Company which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the U.S. Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representatives impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c) Opinions of Counsel for Company. The Representatives shall have received on the Closing Date or any Additional Closing Date, as the case may be, an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, together with a negative assurance letter, each dated the Closing Date or any Additional Closing Date, as the case may be, in form and substance reasonably acceptable to the Representatives.

(d) Opinion of Counsel for Purchasers. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, counsel for the Purchasers, with respect to such matters as the Representatives may require, together with a negative assurance letter, each dated the Closing Date or any Additional Closing Date, as the case may be, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) Officer’s Certificate. The Representatives shall have received and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate, dated the Closing Date or any Additional Closing Date, as the case may be, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any Additional Closing Date, as the case may be, and (iii) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, or properties of the Company except as set forth in the General Disclosure Package or as described in such certificate.

(f) Chief Financial Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, signed by the Chief Financial Officer of the Company, in form and substance reasonably acceptable to the Representatives.

(g) Listing. A “Listing of Additional Shares Notification Form” relating to the Conversion Shares shall have been submitted to The Nasdaq Stock Market LLC, and there shall be no open questions or information requests from The Nasdaq Stock Market LLC relating to such form.

(h) Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each executive officer (within the meaning of Rule 16a-1(f) under the Exchange Act) and director of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8. Indemnification and Contribution.

(a) Indemnification of Purchasers. The Company will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, any Issuer Free Writing Communication (including, without limitation, any Supplemental Marketing Material), any General Solicitation Communication (including, in each case, the Exchange Act Reports, as applicable), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, any Issuer Free Writing Communication, or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Circular and the Final Offering Circular furnished on behalf of each Purchaser: the information contained in the third sentence under the heading “Plan of Distribution—New Issue of Notes” and the first paragraph under the heading “Plan of Distribution—Price Stabilization, Short Positions.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Purchasers and all persons, if any, who control any Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Purchaser within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Purchasers and such control persons and affiliates of any Purchasers, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on the Closing Date or any Additional Closing Date, as the case may be, and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the aggregate principal amount of Offered Securities that the Purchasers are obligated to purchase on the Closing Date or any Additional Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date or such Additional Closing Date, as the case may be, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on the Closing Date or any Additional Closing Date, as the case may be. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of Offered Securities that the Purchasers are obligated to purchase on the Closing Date or any Additional Closing Date, as the case may be, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered

Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: IBCM-Legal and to Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division (fax: (212) 507-8999), or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to Sunrun Inc., 225 Bush Street, Suite 1400, San Francisco, CA 94104, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Purchasers. The Representatives will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Representatives will be binding upon all the Purchasers.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as a Purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Circular or Final Offering Circular, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Offered Securities, and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18. Waiver of Jury Trial. The Company and each of the Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

SUNRUN INC.

By:	/s/ Tom vonReichbauer
Name: Tom vonReichbauer
Title: Chief Financial Officer

[Signature page to the Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ted Michaels
Name: Ted Michaels
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Usman Khan
Name: Usman Khan
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Purchasers.

[Signature page to the Purchase Agreement]

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$122,501,000
Morgan Stanley & Co. LLC	87,500,000
BofA Securities, Inc.	46,812,000
RBC Capital Markets, LLC	46,812,000
Deutsche Bank Securities Inc.	14,000,000
Barclays Capital Inc.	7,875,000
Goldman Sachs & Co. LLC	7,875,000
J.P. Morgan Securities LLC	7,875,000
Guggenheim Securities, LLC	4,375,000
Robert W. Baird & Co. Incorporated	4,375,000

Total	$350,000,000

SCHEDULE B

1. Issuer Free Writing Communications (included in the General Disclosure Package)

1.	Pricing term sheet, a copy of which is attached as Exhibit B hereto.

2. Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

3. Permitted General Solicitation Communications other than Information Included Above

None

SCHEDULE C

1. Supplemental Marketing Materials

Electronic roadshow relating to the Offered Securities dated January 25, 2021.

EXHIBIT A

Form of Lock-Up Agreement

[Attached]

EXHIBIT B

Pricing Term Sheet

[Attached]